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                                                                  EXHIBIT 10.8

                              MANAGEMENT AGREEMENT

      This Management Agreement (this "Agreement") is entered into as of the 24th day of April 1998 by and between Eye Care Centers of America, Inc. (the "Company") and THL Equity Advisors IV, LLC ("THL").

      Whereas, on or about the date hereof the Company has consummated certain transactions (such transactions being referred to herein as the "Recapitalization"), pursuant to that certain Recapitalization Agreement dated as of March 6, 1998 (as amended from time to time, the "Recapitalization Agreement") among ECCA Merger Corp. ("ECCA"), the Company, and the Sellers named therein;

      Whereas, THL is providing advisory and other services to the Company in connection with the senior secured financing (the "Senior Financing") being provided in connection with the Recapitalization pursuant to a Credit Agreement dated on or about the date hereof among ECCA, the Company, and Bankers Trust Company, as agent, and the lending institutions from time to time party thereto; and

      Whereas, subject to the terms and conditions of this Agreement, the Company desires to retain THL to provide certain management and advisory services to the Company, and THL desires to provide such services;

      Now, therefore, In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. THL, in its individual business capacity and for its own account, and not in its capacity as general partner of Thomas H. Lee Equity Fund IV, L.P. and Thomas H. Lee Foreign Fund IV, L.P. (the "THL Funds"), hereby agrees that, during the term of this Agreement (the "Term"), it will:

      a. provide the Company with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Company; and

      b. provide the Company with financial, managerial and operational advice in connection with its day-to-day operations, including, without limitation:

            i.    advice with respect to the investment of funds; and

            ii. advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company.
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      THL shall devote reasonable time and efforts to the performance of the services contemplated by this Agreement. However, no precise number of hours is to be devoted by THL on a weekly or monthly basis. THL may perform services under this Agreement directly, through its employees or agents, or with such outside consultants as THL may engage for such purpose.

2. Payment of Fees. The Company hereby agrees to:

      a. pay to THL (or its designee) for its services hereunder a fee in the amount of $6,000,000 in connection with the structuring of the Senior Financing for the Recapitalization, together with reimbursement of THL's expenses incurred on behalf of the Company through the Closing Date in connection with the Recapitalization, such fees and expenses being payable by the Company at the closing of the Recapitalization;

      b. during the Term, pay to THL (or its designee) a management fee in an amount of $500,000 per annum in exchange for the services provided to the Company by THL, as more fully described in Section 1 of this Agreement, such fee being payable by the Company quarterly in advance, the first such payment to be made at or after the closing of the Recapitalization; and

      c. during the Term, allow THL to participate in the negotiation and consummation of any acquisition of any company or line of business by the Company or any of its direct or indirect subsidiaries, and pay to THL (or its designee) a fee in connection therewith equal to one percent (1%) of the gross purchase price of such acquisition (including all liabilities assumed or otherwise included therein), such fee to be due and payable for the foregoing services at the closing of such acquisition.

      Each payment made pursuant to this Section 2 shall be paid by wire transfer of immediately available federal funds to the account specified on
Schedule I hereto, or to such other account(s) as THL may specify to the Company in writing prior to such payment.

3. Term. This Agreement shall continue in full force and effect, unless and until terminated by mutual consent of the parties in writing, for so long as THL (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in Section 1 above; provided, however, that either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof; and provided further that each of (a) the obligations of the Company under Section 4 below, (b) any and all accrued and unpaid obligations of the Company owed under
Section 2 above and (c) the provisions of Section 7 shall survive any termination of this Agreement to the maximum extent permitted under applicable law.


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4.    Expenses; Indemnification.

      a. Expenses. The Company agrees to pay on demand all expenses incurred by THL in connection with this Agreement, the Recapitalization and such other transactions and operations hereunder incurred in connection with the Recapitalization or the Company, including but not limited to (i) the fees and disbursements of: (A) Hutchins, Wheeler & Dittmar, a Professional Corporation ("HWD"), special counsel to THL and (B) any other consultants or advisors retained by THL or by HWD arising in connection therewith (including but not limited to the preparation, negotiation and execution of this Agreement and any other agreement executed in connection herewith or in connection with the Recapitalization, the Senior Financing or the consummation of the other transactions contemplated hereby (and any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies hereunder or thereunder) and the operations of the Company and any of its subsidiaries), and (ii) any out-of-pocket expenses incurred by THL in connection with the provision of services hereunder or the attendance at any meeting of the board of directors (or any committee thereof) of the Company or any of its affiliates.

      b. Indemnity and Liability. In consideration of the execution and delivery of this Agreement by THL, the Company hereby agrees to indemnify, exonerate and hold THL, and each of its affiliates, owners, principals, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, owners, principals, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the ("Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the Recapitalization, the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby or thereby except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

5. Assignment, etc. Neither party shall have the right to assign this Agreement. THL acknowledges that its services under this Agreement are unique. Accordingly any purported assignment by THL shall be void.

6. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of THL

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and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

7.    Miscellaneous.

      a. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

      b. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of The Commonwealth of Massachusetts. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in The Commonwealth of Massachusetts for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the of above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of The Commonwealth of Massachusetts, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 9 does not constitute good and sufficient service of process. The provisions of this Section 7(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of The Commonwealth of Massachusetts.

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      c. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW
WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANT THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

8. Merger/Entire Agreement. Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

9. Notice. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other Party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such address. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In the case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

If to the Company, to it at:

      Eye Care Centers of America, Inc.
      1103 West Avenue
      San Antonio, TX  78213
      Attention:  Secretary

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If to THL, to it at:

      Thomas H. Lee Company
      75 State Street
      Boston, MA  02109
      Attention:  Mr. Warren C. Smith, Jr.
                  Mr. Anthony J. DiNovi

      with a copy to:

      Hutchins, Wheeler & Dittmar
      A Professional Corporation
      101 Federal Street
      Boston, MA  02110
      Attention:  Charles W. Robins

10. Severability. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to-permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable, in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

11. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

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      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


THE COMPANY:              EYE CARE CENTERS OF AMERICA, INC.

                              /s/ Mark T. Pearson
                          By _________________________
                                     Title:



THL:                      THL EQUITY ADVISORS IV, LLC


                          By _________________________
                            Title: Managing Director

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                       SCHEDULE 1 TO MANAGEMENT AGREEMENT


                  Wire Transfer Instructions for Thomas H. Lee Company


                  Bank:
                  ABA #
                  For:
                  Account #
                  Account Name:
                  Acct. #

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